Exhibit 99.1

Extra Space Storage Inc. PHONE (801) 562-5556 FAX (801) 562-5579 2795 East Cottonwood Parkway, Suite 400 Salt Lake City, Utah 84121 www.extraspace.com

FOR IMMEDIATE RELEASE

Extra Space Storage Inc. Reports First Quarter 2011 Results

~ Achieves $0.25 FFO Per Share ~

~ Same-Store NOI Increases 5.8% ~

~ Announces $171.4 Million in Acquisitions Purchased or Under Contract ~

~ Raises 2011 FFO Guidance ~

SALT LAKE CITY, UTAH, April 27, 2011 — Extra Space Storage Inc. (NYSE: EXR), a leading owner and operator of self-storage properties in the United States, announced operating results for the three months ended March 31, 2011.

Highlights for the Three Months Ended March 31, 2011:

•                  Achieved funds from operations (“FFO”) of $0.25 per diluted share including development dilution of $0.02 per share resulting in 31.6% year-over-year growth for the quarter.

•                  Grew same-store occupancy by 290 basis points to 85.4%, compared to 82.5% during the same period in 2010.

•                  Increased same-store revenue and net operating income (“NOI”) by 4.2% and 5.8%, respectively, as compared to the same period in 2010.  Same-store revenue and NOI include tenant reinsurance income and expenses.

•                  Completed four development properties for a total cost of $34.4 million.

•                  Added seven properties to the Company’s third-party management platform.

•                  Paid a quarterly dividend of $0.14 per share.

Spencer F. Kirk, Chairman and CEO of Extra Space Storage Inc., commented:  “We are encouraged by another solid quarter of performance as we exceeded our guidance estimates and forecast for same-store growth.  Stable rental activity, combined with lower customer vacates, has given our same-store properties their highest seasonal occupancy level since 2008.  Extra Space has a multi-faceted growth platform for driving earnings growth through strong same-store performance, significant acquisition activities, a legacy development pipeline, an expanding third-party management business and a significant tenant insurance business.  These components will combine to give us double-digit earnings growth in 2011.”

FFO Per Share:

The following table outlines the Company’s FFO and FFO as adjusted for the three months ended March 31, 2011 and 2010.  The table also provides a reconciliation to GAAP net income per diluted share for each period presented (amounts shown in thousands, except share data - unaudited):

	For the Three Months Ended March 31,
	2011		2010
		(per share)		(per share)
Net income attributable to common stockholders	$8,301	0.09	$3,568	0.04
Adjustments:
Real estate depreciation	12,365	0.13	11,659	0.12
Amortization of intangibles	308	—	183	—
Joint venture real estate depreciation and amortization	2,075	0.02	1,754	0.02
Joint venture loss on sale of properties	36	—	—	—
Distributions paid on Preferred Operating Partnership units	(1,438)	(0.01)	(1,438)	(0.01)
Income allocated to Operating Partnership noncontrolling interests	1,844	0.02	1,628	0.02
Funds from operations	$23,491	$0.25	$17,354	$0.19

Adjustments:
Non-cash interest expense related to amortization of discount on exchangeable senior notes	428	0.01	404	—
Unrecovered development and acquisition costs	249	—	70	—
Funds from operations - adjusted	$24,168	$0.26	$17,828	$0.19

Weighted average number of shares - diluted	92,812,067		91,666,076

FFO and FFO as adjusted include the dilutive impact from lease-up development properties of $0.02 per diluted share for the three months ended March 31, 2011 compared to $0.03 for the same period in 2010.

Operating Results and Same-Store Property Performance:

The Company’s major markets with revenue growth above the portfolio average for the three months ended March 31, 2011, were Boston, New York / New Jersey, Philadelphia and Washington, D.C.  Markets performing below the Company’s portfolio average included Atlanta, Las Vegas and San Bernardino / Riverside.

For the three months ended March 31, 2011, revenue at the Company’s 253 same-store properties increased by 4.2% compared to the three months ended March 31, 2010.  Same-store expenses increased by 1.2%, resulting in a 5.8% improvement in same-store NOI compared to the three months ended March 31, 2010.  The Company realized a 290 basis point improvement in same-store occupancy finishing the quarter at 85.4% compared to 82.5% as of March 31, 2010.

Balance Sheet:

During the quarter, the Company obtained an $82.2 million, ten-year CMBS loan from Bank of America at a fixed-rate of 5.8%.  The Company also executed a term sheet for a $50.0 million line of credit to be secured by 13 unencumbered assets.  The Company anticipates closing the line of credit during the second quarter of 2011.  Once completed, the Company expects to have five separate lines of credit with a total capacity of $285.0 million.  This line of credit is subject to the negotiation and execution of definitive loan documents and other customary conditions, and no assurance can be provided that it will be completed on the terms described, or at all. The Company will have 31 unencumbered properties remaining on which to place debt after the completion of the latest line of credit.

The Company’s percentage of fixed-rate debt to total debt was 72.4% as of March 31, 2011. The weighted average interest rate on the Company’s debt was 5.5% for fixed-rate debt and 3.2% for variable-rate debt.  The combined weighted average interest rate was 4.9% with a weighted average maturity of approximately six years.

Acquisition and Third-Party Management Activity:

Subsequent to the end of the quarter, the Company purchased four properties for a total of $18.0 million.  These properties are located in California, Tennessee, Texas and Utah.  The Company has also placed under contract 26 additional properties located in California, Colorado, Maryland, New Jersey and Virginia for approximately $153.4 million.  These transactions are subject to due diligence and other customary closing conditions and are currently expected to close by the end of the third quarter of 2011.  No assurance can be provided that any of these acquisitions will be completed on the terms described, or at all.

During the quarter, seven properties were added to the Company’s third-party management program.  As of March 31, 2011 there are a total of 167 properties under management.  The Company is the largest self-storage management company in the United States.

Development Projects:

During the three months ended March 31, 2011, four development projects were completed in Arizona, California, Florida and Maryland for a total cost of $34.4 million.  Two projects remain in the Company’s development pipeline, with an estimated $5.1 million of funding required for completion.  The Company expects to complete these development projects by the end of the year.

Dividends:

The Company paid a first quarter dividend of $0.14 per share on the common stock of the Company on March 31, 2011 to stockholders of record at the close of business on March 15, 2011.

Outlook:

The Company currently estimates that FFO per diluted share for the year ending December 31, 2011, will be between $1.06 and $1.11 as compared to the prior guidance range of $1.01 to $1.07.  For the second quarter 2011, the Company estimates that FFO per diluted share will be between $0.25 and $0.26.  FFO estimates for the year are fully diluted for an estimated average number of shares and Operating Partnership units (“OP units”) outstanding during the year.  The Company’s estimates are forward-looking and based on management’s view of current and future market conditions.

The Company’s actual results may differ materially from these estimates, which include the following annual assumptions:

•      Same-store property revenue growth including tenant reinsurance between 2.5% and 3.5%.

•      Same-store property expense increase including tenant reinsurance between 1.0% and 2.5%.

•      Same-store property NOI growth including tenant reinsurance between 2.5% and 5.0%.

•      Net tenant reinsurance income between $21.5 million and $22.5 million.

•                  General and administrative expenses between $48.0 million and $50.0 million, including non-cash compensation expense of approximately $5.0 million.

•                  Average monthly cash balance of approximately $20.0 million.

•                  Equity in earnings of real estate ventures between $7.5 million and $8.5 million.

•                  Acquisition activity of approximately $200.0 million.

•                  Interest expense between $68.0 million and $70.0 million.

•                  Weighted average LIBOR of 0.5%.

•                  Weighted average number of outstanding shares, including OP units, of approximately 93.3 million.

•                  Dilution associated with the Company’s development program between $7.5 million and $8.0 million.

•                  Taxes associated with the Company’s taxable Real Estate Investment Trust (“REIT”) subsidiary between $0.5 million and $1.5 million, inclusive of solar tax credits.

•                  Unrecovered development and acquisition costs between $1.5 million to $2.0 million

•                  Non-cash interest charges associated with exchangeable senior notes of approximately $1.8 million.

Supplemental Financial Information:

Supplemental unaudited financial information regarding the Company’s performance can be found on the Company’s website at www.extraspace.com. Click on the “Investor Relations” link at the bottom of the home page, then on “SEC Filings,” then on “Documents” on the left of the page and the document entitled “Financial Supplement.”  This supplemental information provides additional detail on items that include property occupancy and financial performance by portfolio and market, debt maturity schedules and performance and progress of property development.

Conference Call:

The Company will host a conference call at 12:00 p.m. Eastern Time on Thursday, April 28, 2011 to discuss its financial results.    To participate in the conference call, please dial 866-383-8119 or 617-597-5344 for international participants, Conference ID:  22612075.  The conference call will also be available on the Company’s website at www.extraspace.com.  To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software.  A replay of the call will be available for 30 days on the Company’s website in the Investor Relations section.

A replay of the call will also be available by telephone, from 4:00 p.m. Eastern Time on April 28, 2011, until midnight Eastern Time on May 28, 2011.  The replay dial-in numbers are 888-286-8010 or 617-801-6888 for international callers, Conference ID: 37871029.

Forward-Looking Statements:

Certain information set forth in this release contains “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future revenues or performance, capital expenditures, financing needs, plans or intentions relating to acquisitions, developments and other information that is not historical information. In some cases, forward-looking statements can be identified by terminology such as “believes,” “estimates,” “expects,” “may,” “will,” “should,” “anticipates,” or “intends,” or the negative of such terms or other comparable terminology, or by discussions of strategy. We may also make additional forward-looking statements from time to time. All such subsequent forward-looking statements, whether written or oral, by us or on our behalf, are also expressly qualified by these cautionary statements.  There are a number of risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements contained in or contemplated by this release.  Any forward-looking statements should be considered in light of the risks referenced in the “Risk Factors” section included in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.  Such factors include, but are not limited to:

•      changes in general economic conditions and in the markets in which we operate;

•                  the effect of competition from new and existing self-storage facilities or other storage alternatives, which could cause rents and occupancy rates to decline;

•                  difficulties in our ability to evaluate, finance, complete and integrate acquisitions and developments successfully and to lease up those properties, which could adversely affect our profitability;

•                  potential liability for uninsured losses and environmental contamination;

•                  the impact of the regulatory environment as well as national, state, and local laws and regulations including, without limitation, those governing REITs, which could increase our expenses and reduce our cash available for distribution;

•                  disruptions in credit and financial markets and resulting difficulties in raising capital or obtaining credit at reasonable rates or at all, which could impede our ability to grow;

•                  delays in the development and construction process, which could adversely affect our profitability;

•                  economic uncertainty due to the impact of war or terrorism, which could adversely affect our business plan; and

•                  our ability to attract and retain qualified personnel and management members.

All forward-looking statements are based upon our current expectations and various assumptions. Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them, but there can be no assurance that management’s expectations, beliefs and projections will result or be achieved. All forward-looking statements apply only as of the date made. We undertake no obligation to publicly update or revise forward-looking statements which may be made to reflect events or circumstances after the date made or to reflect the occurrence of unanticipated events.

Notes to Financial Information:

The Company operates as a self-managed and self-administered REIT. Readers are encouraged to find further detail regarding Extra Space Storage’s organizational structure in its most recent Annual Report on Form 10-K as filed with the SEC.

Definition of FFO:

FFO provides relevant and meaningful information about the Company’s operating performance that is necessary, along with net income and cash flows, for an understanding of the Company’s operating results. The Company believes FFO is a meaningful disclosure as a supplement to net earnings. Net earnings assume that the values of real estate assets diminish predictably over time as reflected through depreciation and amortization expenses.  The values of real estate assets fluctuate due to market conditions and the Company believes FFO more accurately reflects the value of the Company’s real estate assets.  FFO is defined by the National Association of Real Estate Investment Trusts, Inc. (“NAREIT”) as net income computed in accordance with accounting principles generally accepted in the United States (“GAAP”), excluding gains or losses on sales of operating properties, plus depreciation and amortization and after adjustments to record unconsolidated partnerships and joint ventures on the same basis. The Company believes that to further understand the Company’s performance, FFO should be considered along with the reported net income and cash flows in accordance with GAAP, as presented in the Company’s consolidated financial statements.

For informational purposes, the Company provides FFO as adjusted for the exclusion of gains from early extinguishment of debt, non-recurring write-downs, unrecovered acquisition and development costs and non-cash interest charges related to ASC 470-20 (formerly FASB Staff Position No. APB 14-1).  Although the Company’s calculation of FFO as adjusted differs from NAREIT’s definition of FFO and may not be comparable to that of other REITs and real estate companies, the Company believes it provides a meaningful supplemental measure of operating performance.  The Company believes that by excluding gains from early extinguishment of debt, non-recurring write-downs, the costs related to acquiring properties and non-cash charges related to ASC 470-20 (formerly FASB Staff Position No. APB 14-1), stockholders and potential investors are presented with an indicator of its operating performance that more closely achieves the objectives of the real estate industry in presenting FFO.  FFO as adjusted by the Company should not be considered a replacement of the NAREIT definition of FFO or used as an alternative to net income as an indication of the Company’s performance, as an alternative to net cash flow from operating activities, as a measure of liquidity, or as an indicator of the Company’s ability to make cash distributions.

The Company’s computation of FFO may not be comparable to FFO reported by other REITs or real estate companies that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently. FFO does not represent cash generated from operating activities determined in accordance with GAAP, and should not be considered as an alternative to net income as an indication of the Company’s performance, as an alternative to net cash flow from operating activities, as a measure of liquidity, or as an indicator of the Company’s ability to make cash distributions.

Definition of Same-Store Properties:

The Company’s same-store properties for the three months ended March 31, 2011 consisted of 253 properties that were wholly-owned and operated and that were stabilized by the first day of each period.  The Company considers a property to be stabilized once it has been open three years or has sustained average square foot occupancy of 80.0% or more for one calendar year.  Same-store results provide information relating to property operations without the effects of acquisitions or completed developments and should not be used as a basis for future same-store performance or for the performance of the Company’s properties as a whole.

About Extra Space Storage Inc.:

Extra Space Storage, headquartered in Salt Lake City, Utah, is a fully integrated, self-administered and self-managed REIT that owns and/or operates 829 self-storage properties in 34 states and Washington, D.C.  The Company’s properties comprise approximately 550,000 units and approximately 60 million square feet of rentable space, offering customers a wide selection of conveniently located and secure storage solutions across the country, including boat storage, RV storage and business storage.  The Company is the second largest owner and/or operator of self-storage properties in the United States and is the largest self-storage management company in the United States.

###

For Information:

Clint Halverson

Extra Space Storage Inc.

(801) 365-4597

— Financial Tables Follow —

Same-Store Property Performance for the Three Months Ended March 31, 2011 — Unaudited

(In thousands, except occupancy and property counts.)

	For the Three Months Ended March 31,		Percent
	2011	2010	Change
Same-store rental and tenant reinsurance revenues	$58,168	$55,843	4.2%
Same-store operating and tenant reinsurance expenses	20,517	20,267	1.2%
Same-store net operating income	$37,651	$35,576	5.8%

Non same-store rental and tenant reinsurance revenues	$10,346	$6,192	67.1%
Non same-store operating and tenant reinsurance expenses	$4,442	$2,912	52.5%

Total rental and tenant reinsurance revenues	$68,514	$62,035	10.4%
Total operating and tenant reinsurance expenses	$24,959	$23,179	7.7%

Same-store square foot occupancy as of quarter end	85.4%	82.5%

Properties included in same-store	253	253

Reconciliation of the Range of Estimated Fully Diluted Net Income per Share to Estimated Fully Diluted FFO and Fully Diluted FFO per Share— Adjusted

	For the Three Months Ending June 30, 2011		For the Year Ending December 31, 2011
	Low End	High End	Low End	High End
Net income attributable to common stockholders per diluted share	$0.10	$0.11	$0.40	$0.45
Income allocated to noncontrolling interest - Preferred Operating Partnership and Operating Partnership	0.02	0.02	0.09	0.09
Fixed component of income allocated to non-controlling interest - Preferred Operating Partnership	(0.02)	(0.02)	(0.06)	(0.06)
Net income for diluted computations	0.10	0.11	0.43	0.48

Adjustments:
Real estate depreciation	0.13	0.13	0.53	0.53
Amortization of intangibles	—	—	0.01	0.01
Joint venture real estate depreciation and amortization	0.02	0.02	0.09	0.09
Diluted funds from operations per share	$0.25	$0.26	$1.06	$1.11

Extra Space Storage Inc.
Consolidated Balance Sheets
(In thousands, except share data)

	March 31, 2011	December 31, 2010
	(Unaudited)
Assets:
Real estate assets:
Net operating real estate assets	$1,958,245	$1,935,319
Real estate under development	13,168	37,083
Net real estate assets	1,971,413	1,972,402

Investments in real estate ventures	141,525	140,560
Cash and cash equivalents	42,555	46,750
Restricted cash	40,527	30,498
Receivables from related parties and affiliated real estate joint ventures	9,334	10,061
Other assets, net	47,763	48,197
Total assets	$2,253,117	$2,248,468

Liabilities, Noncontrolling Interests and Equity:
Notes payable	$915,533	$871,403
Notes payable to trusts	119,590	119,590
Exchangeable senior notes	87,663	87,663
Discount on exchangeable senior notes	(1,777)	(2,205)
Lines of credit	125,000	170,467
Accounts payable and accrued expenses	34,333	34,210
Other liabilities	25,632	28,269
Total liabilities	1,305,974	1,309,397

Commitments and contingencies

Equity:
Extra Space Storage Inc. stockholders’ equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.01 par value, 300,000,000 shares authorized, 88,546,913 and 87,587,322 shares issued and outstanding at March 31, 2011 and December 31, 2010, respectively	885	876
Paid-in capital	1,161,184	1,148,820
Accumulated other comprehensive deficit	(4,678)	(5,787)
Accumulated deficit	(266,588)	(262,508)
Total Extra Space Storage Inc. stockholders’ equity	890,803	881,401
Noncontrolling interest represented by Preferred Operating Partnership units, net of $100,000 note receivable	29,701	29,733
Noncontrolling interests in Operating Partnership	25,510	26,803
Other noncontrolling interests	1,129	1,134
Total noncontrolling interests and equity	947,143	939,071
Total liabilities, noncontrolling interests and equity	$2,253,117	$2,248,468

Consolidated Statement of Operations for the Three Months Ended March 31, 2011 and 2010 — Unaudited

(In thousands, except share and per share data)

	For the Three Months Ended March 31,
	2011	2010

Revenues:
Property rental	$61,490	$56,143
Management and franchise fees	5,967	5,552
Tenant reinsurance	7,024	5,892
Total revenues	74,481	67,587

Expenses:
Property operations	23,344	21,956
Tenant reinsurance	1,615	1,223
Unrecovered development and acquisition costs	249	70
General and administrative	11,658	11,056
Depreciation and amortization	13,585	12,419
Total expenses	50,451	46,724

Income from operations	24,030	20,863

Interest expense	(16,414)	(17,274)
Non-cash interest expense related to amortization of discount on exchangeable senior notes	(428)	(404)
Interest income	182	325
Interest income on note receivable from Preferred Operating Partnership unit holder	1,213	1,213
Income before equity in earnings of real estate ventures and income tax expense	8,583	4,723

Equity in earnings of real estate ventures	1,811	1,501
Income tax expense	(254)	(1,045)
Net income	10,140	5,179
Net income allocated to Preferred Operating Partnership noncontrolling interests	(1,532)	(1,479)
Net income allocated to Operating Partnership and other noncontrolling interests	(307)	(132)
Net income attributable to common stockholders	$8,301	$3,568

Net income per common share
Basic	$0.09	$0.04
Diluted	$0.09	$0.04

Weighted average number of shares
Basic	88,045,951	86,873,472
Diluted	92,812,067	91,666,076

Cash dividends paid per common share	$0.14	$0.10